EXHIBIT 5.1(a)

Writer’s Direct Dial: +49 69 97103-0

E-Mail: wgreenberg@cgsh.com

July 30, 2018

Deutsche Bank Aktiengesellschaft

Taunusanlage 12

60325 Frankfurt am Main

Germany

Ladies and Gentlemen:

We have acted as special U.S. counsel to Deutsche Bank Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany (the “Bank”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form F-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of (i) ordinary shares with no par value of the Bank (the “Shares”), (ii) tradable subscription rights to subscribe for Shares (the “Subscription Rights”, (iii) capital securities of the Bank (the “Capital Securities”), (iv) unsecured senior debt securities of the Bank (the “Senior Notes”), (v) unsecured subordinated debt securities of the Bank (the “Subordinated Notes”), (vi) warrants of the Bank (the “Warrants”), (vii) purchase contracts of the Bank (the “Purchase Contracts”) and (viii) units of the Bank (the “Units” and, together with the Shares, the Subscription Rights, the Capital Securities, the Senior Notes, the Subordinated Notes, the Warrants and the Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The Capital Securities are to be issued from time to time under a capital securities indenture, dated November 6, 2014, among the Bank, as issuer, The Bank of New York Mellon, as trustee (the “Capital Securities Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, calculation agent, transfer agent and registrar and authenticating agent (as amended or supplemented

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through the date hereof, the “Capital Securities Indenture”). The Subordinated Notes are to be issued from time to time under a subordinated indenture, dated as of May 21, 2013, among the Bank, as issuer, Wilmington Trust, National Association, as trustee (the “Subordinated Notes Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, transfer agent and registrar and authenticating agent (as amended or supplemented through the date hereof, the “Subordinated Indenture”). The Warrants are to be issued from time to time under a warrant agreement, dated as of November 15, 2007, among the Bank, as issuer, and Deutsche Bank Trust Company Americas, as warrant agent (as amended or supplemented through the date hereof, the “Warrant Agreement”).

In arriving at the opinions expressed below, we have reviewed the Registration Statement. We have also reviewed:

(a)	an executed copy of the Capital Securities Indenture;

(b)	an executed copy of the Subordinated Indenture; and

(c)	an executed copy of the Warrant Agreement,

in each case filed as exhibits to the Registration Statement. In addition, we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed and (ii) that the relevant Securities in global form, and any such Securities in definitive form issued in exchange therefor, will conform to the forms thereof set forth in the board resolution, officers’ certificate or supplemental indenture, as the case may be, pursuant to which such Securities will be issued.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1. When the issuance, execution and delivery by the Bank of the Capital Securities of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Capital Securities Indenture, and when such Capital Securities have been duly executed and delivered by the Bank, authenticated by the Capital Securities Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Capital Securities, such Capital Securities will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Capital Securities Indenture (except that we express no opinion with respect to the validity, binding effect or enforceability of the provisions of the terms of the Capital Securities relating to their ranking and their status, which provisions are expressed to be governed by the laws of the Federal Republic of Germany).

2. When the issuance, execution and delivery by the Bank of the Subordinated Notes of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Subordinated Indenture, and when such Subordinated Notes have been duly executed and delivered by the Bank, authenticated by the Subordinated Notes Trustee and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Subordinated Notes, such Subordinated Notes will be valid, binding and enforceable obligations of the Bank, entitled to the benefits of the Subordinated Indenture (except that we express no opinion with respect to the validity, binding effect or enforceability of the subordination provisions of the terms of the Subordinated Notes, which are expressed to be governed by the laws of the Federal Republic of Germany).

3. When the issuance, execution and delivery by the Bank of the Warrants of a series have been duly authorized by all necessary corporate action of the Bank in accordance with the provisions of the Warrant Agreement, and when such Warrants have been duly executed and delivered by the Bank, authenticated by the warrant agent and sold as described in the Registration Statement and the supplement or supplements to the prospectus relating to such Warrants, such Warrants will be valid, binding and enforceable obligations of the Bank.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Bank, (a) we have assumed that the Bank and each other party to such agreement or obligation has satisfied or, prior to the issuance of the relevant Securities, will satisfy, those legal requirements that are applicable to it to the extent necessary to make such agreement or

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obligation enforceable against it (except that no such assumption is made as to the Bank regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

In rendering the opinions expressed above, we have further assumed that (a) the Registration Statement and any amendments thereto (including pre-effective and post-effective amendments) will have become effective and will comply with all applicable laws, (b) the Registration Statement and any amendments thereto (including pre-effective and post-effective amendments) will be effective and will comply with all applicable laws at the time the Capital Securities, the Subordinated Notes and the Warrants are offered or issued as contemplated by the Registration Statement, (c) the Capital Securities, the Subordinated Notes and the Warrants will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Capital Securities and the Capital Securities Indenture, such Subordinated Notes and the Subordinated Indenture, and such Warrants and the Warrant Agreement, and any other agreement governing such Capital Securities, such Subordinated Notes and such Warrants and in the manner contemplated by the Registration Statement and the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities, (d) the Capital Securities, the Subordinated Notes and the Warrants will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (e) the Bank will duly authorize the offering and issuance of the Capital Securities, the Subordinated Notes and the Warrants, will duly authorize, approve and establish the final terms and conditions thereof and will take any other appropriate additional corporate action, (f) the terms of all Capital Securities, all Subordinated Notes and all Warrants will conform in all material respects to the descriptions thereof in the Registration Statement and in the prospectus and prospectus supplement, pricing supplement and/or term sheet applicable to such Securities and to the terms of the Capital Securities Indenture, Subordinated Indenture or Warrant Agreement (as any of these may from time to time be amended or supplemented), respectively, and (g) the terms of the Capital Securities, the Subordinated Notes and the Warrants will not violate any applicable law, conflict with any matter of public policy, result in a default under, or breach of, any agreement or instrument binding upon the Bank or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Bank.

In rendering the opinions expressed above, we have assumed that each series of Capital Securities, Subordinated Notes and Warrants will be issued with an original aggregate principal amount (or in the case of Capital Securities, Subordinated Notes or Warrants issued at original issue discount, an aggregate issue price) of U.S.$2,500,000 or more.

We express no opinion as to the subject matter jurisdiction of any United States Federal court to adjudicate any action relating to the Capital Securities Indenture or the Capital Securities, the Subordinated Indenture or the Subordinated Notes, or the Warrant Agreement or the Warrants, where jurisdiction based on diversity of citizenship under 28 U.S.C. § 1332 does not exist. We express no opinion as to the enforceability of Section 11.13 of the Capital Securities Indenture (or comparable provisions in any of the Capital Securities), Section 11.3 of the Subordinated Indenture (or comparable provisions in any of the Subordinated Notes) or Section 6.10 of the Warrant Agreement (or comparable provisions in any of the Warrants), in each case relating to currency indemnity.

We express no opinion relating to any subordination provision in any Capital Security or any Subordinated Note to the extent it purports to be governed by the laws of the Federal Republic of Germany.

We express no opinion with respect to the validity, binding effect or enforceability of any provision in any supplement to the Capital Securities Indenture or the Subordinated Indenture (or comparable provisions in any of the Capital Securities or any of the Subordinated Notes) providing for the survival of the Bank’s obligations to indemnify the Capital Securities Trustee in accordance with Sections 6.02 and 6.06 of the Capital Securities Indenture or the Subordinated Notes Trustee in accordance with Sections 6.02 and 6.06 of the Subordinated Indenture after the imposition of a Resolution Measure by the competent resolution authority (each as defined in the Capital Securities Indenture or the Subordinated Indenture) with respect to the Capital Securities or the Subordinated Notes.

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With respect to our opinions expressed above as they relate to Capital Securities, the Subordinated Notes or the Warrants denominated in a currency other than U.S. dollars, we note that by statute New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding Federal statute and no controlling Federal court decision on this issue. Accordingly, we express no opinion as to whether a Federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York. With respect to matters governed by the law of the Federal Republic of Germany, we have relied on the opinion of Group Legal Services of the Bank dated July 30, 2018, as German counsel to the Bank, which has been filed as Exhibit 5.2 to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1(a) to the Registration Statement and the use of our name in the Prospectus constituting a part of the Registration Statement and in any prospectus supplements related thereto under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Ward A. Greenberg
Ward A. Greenberg, a Partner